                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              VALLEN CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                       Leighton J. Stephenson, Secretary
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                         [LOGO OF VALLEN APPEARS HERE]
                            13333 NORTHWEST FREEWAY
                             HOUSTON, TEXAS 77040

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 14, 1997

To the Shareholders of
 Vallen Corporation:

  The 1997 annual meeting of shareholders of Vallen Corporation, a Texas corporation (the "Company"), will be held in the Board Room on the Mezzanine level of Texas Commerce Bank, located at 707 Travis, Houston, Texas, on Tuesday, October 14, 1997, at 10:00 A.M., Houston time, for the following purposes:

    1. To elect a Board of Directors to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified;

    2. To ratify the appointment of KPMG Peat Marwick as independent auditors for the Company for the fiscal year ending May 31, 1998; and

    3. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

  Shareholders of record as of the close of business on September 2, 1997 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

                                          By order of the Board of Directors,

                                          /s/ Leighton J. Stephenson
                                          ----------------------------------
                                          Leighton J. Stephenson
                                          Secretary

Houston, Texas
September 10, 1997

YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES CAN BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE ANNUAL MEETING. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                         [LOGO OF VALLEN APPEARS HERE]
                            13333 NORTHWEST FREEWAY
                             HOUSTON, TEXAS 77040

                                PROXY STATEMENT

                   SOLICITATION AND REVOCABILITY OF PROXIES

  This proxy statement and the enclosed form of proxy are furnished on behalf of the Board of Directors for use in connection with the annual meeting of shareholders of Vallen Corporation (the "Company") to be held October 14, 1997, and any and all adjournments thereof. Such solicitation is being made by mail, commencing on or about September 10, 1997, and may also be made in person or by telephone or telecopy by officers, directors and regular employees of the Company. Arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxy material to their principals. All expenses incurred in the solicitation of proxies will be borne by the Company.

  Any shareholder executing a proxy may revoke it at any time before it is used at the annual meeting by giving notice in writing to the Secretary of the Company, or by signing and delivering a proxy bearing a later date or voting in person at the annual meeting. All properly executed proxies received by the Company and not revoked will be voted at the annual meeting.

                                 VOTING RIGHTS

  Only shareholders of record of the Company's common stock ("Common Stock") at the close of business on September 2, 1997 are entitled to notice of and to vote at the annual meeting. At such date, there were 7,282,457 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the annual meeting. Shareholders do not have the right to cumulate their votes with respect to the election of directors. In establishing the presence of a quorum, abstentions and broker non-votes will be included in the determination of the number of shares represented at the annual meeting. Abstentions will have the same effect as a vote against a proposal. Because they are not included in the tally of votes present, broker non-votes will not affect the outcome of any proposal (except those requiring the affirmative vote of a certain percentage of all outstanding shares of Common Stock, in which case broker non-votes will have the same effect as a vote against a proposal).

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information regarding the ownership of the Company's common stock as of September 2, 1997 by (i) each person who was known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each of the Company's directors and director nominees, (iii) by each of the executive officers named in the Summary Compensation Table and (iv) by all directors and executive officers as a group. Each of the persons listed is believed to have sole power to vote and dispose of the shares shown below, unless otherwise noted.

                                                            BENEFICIAL
                                                           OWNERSHIP(1)
                                                       -----------------------
                                                       NUMBER OF    PERCENTAGE
                   BENEFICIAL OWNER                     SHARES       OF TOTAL
                   ----------------                    ---------    ----------
Leonard J. Bruce...................................... 4,066,665(2)   55.31%
 13333 Northwest Freeway
 Houston, Texas 77040
Royce & Associates, Inc./Royce Management Company.....   715,320(3)    9.82%
 1414 Avenue of the Americas
 New York, New York 10019
James W. Thompson.....................................    37,324(4)       *
Robin R. Hutton.......................................    41,464(5)       *
David G. Key..........................................     5,000(6)       *
Leighton J. Stephenson................................     4,766(7)       *
Kirby Attwell.........................................     7,251(8)       *
Darvin M. Winick......................................     5,901(9)       *
Directors and Executive Officers as a Group (9
 persons)............................................. 4,176,371      56.70%

--------
 * Less than 1% of the outstanding common stock.
(1) Determined on the basis of 7,282,457 shares outstanding, except that shares underlying options exercisable within 60 days are deemed outstanding for purposes of listing the number of shares owned by the above persons and calculating the percentage owned by holders thereof. Shares subject to such unexercised options were 5,001, 5,001 and 69,668, respectively, for Messrs. Attwell, Winick and directors and executive officers as a group.
(2) Includes 6,000 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after September 2, 1997.
(3) Information based on the most recent Schedule 13G report.
(4) Includes 33,333 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after September 2, 1997.
(5) Includes 7,000 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after September 2, 1997.
(6) Includes 5,000 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after September 2, 1997.
(7) Includes 3,333 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after September 2, 1997.
(8) Includes 5,001 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after September 2, 1997.
(9) Includes 5,001 shares purchasable upon the exercise of outstanding options that are exercisable within 60 days after September 2, 1997.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  Although the Board of Directors consists of five members, only four directors have been nominated by the Board of Directors for election at the annual meeting. The Board of Directors is continuing to evaluate candidates. Directors are elected by a plurality vote of the shares of Common Stock represented at the annual meeting and entitled to vote. Each director will hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified. Unless otherwise specified, all properly executed proxies received by the Company will be voted at the annual meeting or any adjournment thereof for the election of the nominees listed in the following table. The Board of Directors believes that each nominee will be willing and able to serve. However, if any such person is unable to serve for good cause, or unwilling to serve for any reason, proxies will be voted for the election of another person selected by the Company's Board of Directors.

                                    OTHER POSITIONS AND OFFICES CURRENTLY HELD
                           DIRECTOR     WITH THE COMPANY (AND OTHER CURRENT
         NAME          AGE  SINCE       PRINCIPAL OCCUPATION, IF DIFFERENT)
         ----          --- -------- ------------------------------------------
Leonard J. Bruce......  77   1960   Chairman of the Board; Member, Compensation
                                     Committee
James W. Thompson.....  46   1994   President and Chief Executive Officer
Kirby Attwell.........  61   1978   Member, Audit and Compensation Committees
                                     (President of Travis International, Inc.)
Darvin M. Winick......  67   1984   Member, Audit and Compensation Committees
                                     (President of Winick Consultants)

  Mr. Bruce, who has 49 years of experience in safety equipment distribution, founded the Company in 1947. He has been Chairman of the Board of Directors since 1960.

  Mr. Thompson joined the Company in June of 1994 as President and Chief Operating Officer of Vallen Safety Supply Company. He was named President and Chief Executive Officer in January of 1995. He was formerly employed by Westburne Supply Company of Naperville, Illinois as Senior Group Vice President, and prior to that he was with Westinghouse Electric Supply Company for 18 years.

  Mr. Attwell has been President of Travis International, Inc., a holding company for industrial distribution operations, since January 1987.

  Dr. Winick has been President of Winick Consultants, or its related management consulting firms, since 1981.

  The Board of Directors held six meetings during the fiscal year ended May 31, 1997. During the last fiscal year, no incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors or committees on which he served during the period for which he was a director or committee member.

  The Company has a Compensation Committee and an Audit Committee. The Compensation Committee, which administers the Company's employee stock option plan, the employee stock purchase plan and the annual incentive compensation plan, and which makes base salary and bonus incentive recommendations, met three times during the year ended May 31, 1997. The Audit Committee reviews the reports of the Company's independent auditors and met once during the year ended May 31, 1997. The current members of the Compensation Committee are Messrs. Attwell, Bruce and Winick and the members of the Audit Committee are Messrs. Attwell and Winick.

  Each outside director of the Company is entitled to receive compensation of $8,000 per year plus $700 for each board and committee meeting attended. Outside directors also receive options under the 1993 Non-Employee Director Stock Option Plan. On the date of each annual meeting of the shareholders of the Company, each outside director then in office who did not previously receive a grant of options under the Director Plan is automatically granted options to purchase 5,001 shares of Common Stock, with such options vesting and becoming exercisable as to 1,667 shares on each annual anniversary of the grant date. The exercise price of each option is the average last reported sales price of the Common Stock on the NASDAQ Stock Market for the last five trading days (on which sales have occurred) preceding and including the date of grant.

                     MANAGEMENT COMPENSATION AND BENEFITS

SUMMARY COMPENSATION TABLE

  The Summary Compensation Table includes individual compensation information on the Chief Executive Officer and the four other most highly paid executive officers for each of the years in the three-year period ended May 31, 1997.

                                                             LONG TERM
                               ANNUAL COMPENSATION(1)       COMPENSATION
                         ---------------------------------- ------------
                                                             SECURITIES
   NAME AND PRINCIPAL                          OTHER ANNUAL  UNDERLYING     ALL OTHER
        POSITION         YEAR  SALARY   BONUS  COMPENSATION   OPTIONS    COMPENSATION(2)
   ------------------    ---- -------- ------- ------------ ------------ ---------------
Leonard J. Bruce........ 1997 $253,750 $19,693    $5,229       18,000        $10,742
 Chairman of             1996  250,000  19,693     6,662           --          8,249
 the Board               1995  234,000 122,251     6,918           --          8,689
James W. Thompson(3).... 1997 $203,000 $25,267    $2,615           --        $ 8,364
 President and Chief     1996  200,000  19,693     2,745           --          7,404
 Executive Officer       1995  190,000 122,251     2,235      100,000             --
Robin R. Hutton......... 1997 $145,700 $11,947    $2,030           --        $ 7,101
 Executive Vice          1996  145,700  11,947     8,583           --          8,307
 President, Sales        1995  137,417  55,869     2,126       21,000          7,522
David G. Key(4)......... 1997 $127,940 $ 2,906    $8,059       15,000             --
                         1996   20,835      --        --           --             --
Leighton J. Stephenson.. 1997 $107,265 $ 8,736    $   --           --        $ 3,930
 Vice President,         1996  106,000   8,736        --           --          2,258
 Secretary and Treasurer 1995  100,000  50,626        --       10,000             --

--------
(1) For each year, the incremental cost to the Company of personal benefits provided to each of the executive officers did not exceed the lesser of $50,000 or 10% of aggregate salary and bonus.
(2) The amounts shown were accrued in respect of the Company's payments to its profit-sharing plan and the Company's contributory funding of the related 401(k) Plan, in which most Company employees are eligible to participate.
(3) Mr. Thompson became President and Chief Executive Officer effective January 1, 1995.
(4) Mr. Key became Vice President, General Manager of Encon Safety Products, Inc. effective April 1, 1996.

EMPLOYMENT AGREEMENT

  Effective January 1, 1995, Mr. James W. Thompson was named President and Chief Executive Officer of Vallen Corporation. When Mr. Thompson was named President and Chief Operating Officer of Vallen Safety Supply Company in June 1994, he entered into an employment agreement that, as amended, provides for a minimum base salary of $210,000 annually, a minimum initial incentive bonus, inclusion in the Company's incentive plans, and an option to purchase 100,000 shares of Common Stock at an exercise price of $12.75 (the closing stock price on June 6, 1994 was $11.75). The agreement also contains provisions regarding termination of employment conditions which could result in Mr. Thompson's being paid an amount equal to his annual base salary, or twice his annual base salary, depending upon the conditions of termination.

STOCK OPTION GRANTS, EXERCISES AND HOLDINGS

  Stock options to purchase 51,000 shares of Common Stock were granted to management level employees under the 1985 Stock Option Plan for Key Employees during the year ended May 31, 1997. Vesting of such options is dependent upon the attainment of specific fiscal year net earnings per share levels. However, all options that remain outstanding will vest and become exercisable on or after February 19, 2003, whether or not the specified goals are attained. The specified net earnings per share goal was attained for the fiscal year ended May 31, 1997.

  Set forth below is information relating to stock options granted the executive officers during the 1997 fiscal year and the number of shares of Common Stock covered by, and the values of, outstanding stock options held by them at May 31, 1997.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                            POTENTIAL
                                                                        REALIZABLE VALUE
                                                                        AT ASSUMED ANNUAL
                                                                         RATES OF STOCK
                                                                        APPRECIATION FOR
                           INDIVIDUAL GRANTS                               OPTION TERM
----------------------------------------------------------------------- -----------------
                         NUMBER OF    PERCENT OF
                         SECURITIES      TOTAL
                         UNDERLYING OPTIONS GRANTED
                          OPTIONS   TO EMPLOYEES IN EXERCISE EXPIRATION
NAME                      GRANTED     FISCAL YEAR   PRICE(1)    DATE       5%      10%
----                     ---------- --------------- -------- ---------- -------- --------
Leonard J. Bruce........   18,000        35.3%       $18.25  8/18/2003  $123,167 $283,720
David G. Key............   15,000        29.4%        18.75  8/18/2003    95,652  217,002

--------
(1) Options are exercisable for any fiscal year after 1997 as follows, (subject to vesting at February 19, 2003 as set forth above):
  (a) 1/3 of shares subject to option when the Company reports earnings per common share of at least $1.20, as adjusted for stock dividends or splits.
  (b) An additional 1/3 of shares subject to option when the Company reports earnings per common share of at least $1.40, as adjusted for stock dividends or splits.
  (c) The remaining 1/3 of shares subject to option when the Company reports earnings per common share of at least $1.60, as adjusted for stock dividends or splits.

  Set forth below is information relating to stock options exercised by the such executive officers during the fiscal year and the number of shares of Common Stock covered by, and the value of, outstanding stock options held by them at May 31, 1997.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

                                               SHARES COVERED BY       VALUE OF UNEXERCISED
                          SHARES            UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                         ACQUIRED                MAY 31, 1997             MAY 31, 1997(1)
                            ON     VALUE   ------------------------- -------------------------
                         EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
                         -------- -------- ----------- ------------- ----------- -------------
Leonard J. Bruce........    --       --       6,000       12,000      $    -0-     $    -0-
James W. Thompson.......    --       --      33,333       66,667       183,337      366,668
Robin R. Hutton.........    --       --       7,000       14,000        17,500       35,000
David G. Key............    --       --       5,000       10,000           -0-          -0-
Leighton J. Stephenson..    --       --       3,333        6,667        17,498       35,002

--------
(1) The amounts shown on the differences between the per share stock option exercise prices and the closing price of Company common stock on May 31, 1997 of $18.25 per share as reported by The NASDAQ Stock Market, multiplied by the number of shares covered by the unexercised stock options.

REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors is composed of two outside directors and the Company's Chairman and majority shareholder. The Compensation Committee establishes compensation policies for its executive officers, and the two outside directors grant and set the terms of awards under the Company's stock option plan.

  Compensation Philosophy. The Company seeks to retain, motivate and reward executives by providing short and long-term compensation that is tied to achievement of shareholder value and Company performance objectives. During each fiscal year, the executive compensation program consists of base salary, an annual incentive plan based upon Company financial performance and Company stock options awarded in current and prior years. In addition, bonuses for executives and certain key employees are awarded taking into consideration the Company's overall performance for the year, including return on average shareholder equity, increase in net sales, gross profit margins and increase in earnings per common share. The Compensation Committee does not assign specific weights to any of the factors it considers when determining the Company's overall performance for the year.

  The Compensation Committee takes into account various quantitative and qualitative indicators of corporate and individual performance in determining the level of compensation of its executive officers. While the Compensation Committee considers such corporate performance measures as net income, earnings per common share, return on average common stockholders' equity and return on average total assets, the Compensation Committee does not apply any specific, quantitative formula in making decisions as to base compensation. Increases in the base compensation of particular executive officers may vary within a target range as defined for specific positions, or may, on occasion, be outside the target range, depending upon the Compensation Committee's evaluations of the individual's work performance.

  Effective June 1, 1995, the Compensation Committee adopted the Executive Incentive Compensation Plan (the "Incentive Plan"), which was subsequently approved by the shareholders of the Company at the annual meeting later that year. Pursuant to the Incentive Plan, the Compensation Committee names certain officers as participants in the Incentive Plan for that fiscal year. At the end of such fiscal year, an annual award pool is created that is based on the increase in earnings per share for the current year, a percentage of that portion of net income for the year in excess of net income required to achieve a designated return on shareholder equity, and an amount sufficient to pass on to participants the tax benefits that would otherwise accrue to the Company as a result of payments under the Incentive Plan. In any fiscal year, the Compensation Committee has the absolute discretion to allocate all, a portion or none of the award pool among the participants. It may pay up to fifty percent of such award in shares of Common Stock (without any vesting requirements), with the remaining portion to be paid in cash. Granting of awards under the Incentive Plan to individual officers is based upon individual performance during the year, but the Compensation Committee does not apply any specific, quantitative formula in making such decisions.

  The Compensation Committee believes that the grant of stock options to its executives aligns the interests of the executives with the interests of the shareholders by providing a direct correlation between an increase in shareholder value and executive compensation. The Compensation Committee periodically grants and sets the terms of stock option awards. Options were granted during the year ended May 31, 1997 as shown under "Option Grants in Last Fiscal Year."

  Chief Executive Officer Compensation. The Compensation Committee determines the compensation of James W. Thompson, the President and Chief Executive Officer, in substantially the same manner as the compensation of the other executive officers of the Company. In particular, the Compensation Committee recognized Mr. Thompson's important role in significantly increasing the Company's net sales and net earnings over the prior year, and in closing several acquisition transactions. Pursuant to his employment agreement, Mr. Thompson receives a minimum annual base salary of $200,000, which the Committee increased to $210,000 as a result of the Company's improved operating performance in the prior year. In addition, pursuant to the Incentive Plan and in accordance with the compensation philosophy and process described above, the Compensation Committee awarded Mr. Thompson a bonus consisting of $5,367 in cash and 306 shares of Common Stock.

                     THE COMPENSATION COMMITTEE
                     Kirby Attwell, Chairman
                     Leonard J. Bruce
                     Darvin Winick

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Bruce, who is a member of the Compensation Committee, is the Company's Chairman of the Board.

                               PERFORMANCE GRAPH

               COMPARISON OF CUMULATIVE TOTAL RETURN OF COMPANY,
                        INDUSTRY INDEX AND BROAD MARKET



                              [GRAPH APPEARS HERE]

                                                   FISCAL YEAR ENDING
                                         ---------------------------------------
                COMPANY                  1992  1993   1994   1995   1996   1997
                -------                  ---- ------ ------ ------ ------ ------
uVallen Corp............................ 100   76.92  60.26  84.62 103.85  93.59
 .Industry Index......................... 100  107.48  86.53  79.95  96.98  61.26
sBroad Market........................... 100  112.80 120.02 136.76 177.14 216.61

                     ASSUMES $100 INVESTED ON JUNE 1, 1992
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING MAY 31, 1997

                       SELECTION OF INDEPENDENT AUDITORS

  KPMG Peat Marwick were independent auditors of the Company for the year ended May 31, 1997. The Board of Directors has appointed KPMG Peat Marwick as auditors of the Company for the year ending May 31, 1998. A representative of KPMG Peat Marwick will be present at the annual meeting to make a statement if he desires and to respond to appropriate questions.

  Management recommends that the appointment of KPMG Peat Marwick as independent auditors for the Company for the fiscal year ending May 31, 1998, be ratified by the shareholders. Unless otherwise indicated, all properly executed proxies received by the Company will be voted for such ratification at the annual meeting or any adjournment thereof. A majority adverse vote will be considered as a direction to the Board of Directors to select other auditors in the following year.

                                 OTHER MATTERS

  As of this date, management is not aware that any other matters are to be presented for action at the annual meeting, but the proxy form sent herewith, if executed and returned, gives discretionary authority with respect to any other matters that may come before the annual meeting.

                           PROPOSALS BY SHAREHOLDERS

  Shareholders desiring to present proposals at the 1998 annual meeting of shareholders, and to have such proposals included in the Company's proxy statement, must submit their proposals to the Company at its principal executive officers so as to be received no later than May 11, 1998.

                                          By order of the Board of Directors,

                                          Leighton J. Stephenson
                                          Secretary

September 10, 1997
Houston, Texas

  A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, IS AVAILABLE TO SHAREHOLDERS FREE OF CHARGE FROM THE COMPANY UPON WRITTEN REQUEST TO LEIGHTON
J. STEPHENSON, SECRETARY AND TREASURER, P. O. BOX 3587, HOUSTON, TEXAS 77253-
3587.

PROXY                         VALLEN CORPORATION                      PROXY

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 14, 1997

     The undersigned hereby appoints Leonard J. Bruce, James W. Thompson and Leighton J. Stephenson, or any of them, with full power of substitution, attorneys and proxies of the undersigned to vote all shares of common stock of Vallen Corporation (the "Company") which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on Tuesday, October 14, 1997 in the Board Room on the Mezzanine level of Texas Commerce Bank, 707 Travis, Houston, Texas at 10:00 A.M., Houston time, and at any adjournment thereof.


                    (PLEASE DATE AND SIGN ON REVERSE SIDE)

                             FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, IT WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH.

                                                        PLEASE MARK
                                                        YOUR VOTES AS
                                                        INDICATED IN   [X]
                                                        THIS EXAMPLE

1. Election of Directors:

   FOR all nominees              WITHHOLD
  listed to the right            AUTHORITY
   (except as marked      to vote for all nominees
   to the contrary).        listed to the right.

Nominees: LEONARD J. BRUCE, JAMES W. THOMPSON, DARVIN M. WINICK AND KIRBY
ATTWELL.

INSTRUCTION: To withhold authority to vote for any one or more individual nominee, write such nominee's name on the line provided below.

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2. Ratification and approval of the appointment of KPMG Peat Marwick as independent auditors for the fiscal year ending May 31, 1998.

                  FOR            AGAINST          ABSTAIN

3. In their discretion, upon such other matters as may come before the meeting or any adjournment thereof. All as described in the Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

                                Please sign exactly as name appears on your stock certificate. When signing as executor, administrator, trustee or other representative, please sign your full title. All joint owners should sign.

                                Dated:                                 , 1997
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                                          Signature(s) of Shareholder(s)

                                 PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY.


                             FOLD AND DETACH HERE